Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-3: Nos. 333-227316, 333-207422 and Form S-8 Nos. 333-185561, 333-222107, 333-185562, 333-185563, 333-222105, 333-185564, 333-204466, 333-212067) of AbbVie Inc. of our report dated February 18, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Allergan plc, which is incorporated by reference in this Current Report on Form 8-K from Allergan plc’s annual report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 14, 2020